Exhibit 99.1

STERIS CORPORATION ANNOUNCES FISCAL 2014 SECOND QUARTER RESULTS

• Solid organic revenue growth across all segments

• Acquired businesses continue to deliver as anticipated

Mentor, Ohio (October 30, 2013)—STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2014 second quarter ended September 30, 2013. As reported, fiscal 2014 second quarter revenue increased 8% to $383.8 million compared with $356.3 million in the second quarter of fiscal 2013. As reported, net income was $29.7 million, or $0.50 per diluted share, compared with net income of $40.1 million, or $0.68 per diluted share in the second quarter of fiscal 2013. Included in the financial results for the second quarter of fiscal 2013 was a $21.5 million pre-tax benefit related to the SYSTEM 1 Rebate Program liability, which has been excluded in the adjusted results provided below.

Adjusted Results

On an adjusted basis, revenue for the second quarter of fiscal 2014 increased 14% compared with adjusted revenue of $335.9 million in the second quarter of fiscal 2013. Adjusted net income for the second quarter of fiscal 2014 was $32.6 million, or $0.55 per diluted share, compared with adjusted net income of $30.9 million, or $0.53 per diluted share in the prior year. Please refer to the attached schedules for additional information, including reconciliations of adjusted “non-GAAP financial measures” to reported results.

“We are pleased that our performance returned to expectations this quarter, reflecting the continued growth in our end-markets and success with new products,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “With solid organic growth across all segments and strong backlog, we have confidence in our ability to produce a strong second half of the year. Due largely to the timing of investments for our in-sourcing projects, we now anticipate that earnings will be in the lower half of our previously provided range of $2.47 to $2.60 for the full fiscal year.”

Segment Results

As reported, Healthcare revenue in the quarter was $277.3 million compared with $256.8 million in the second quarter of fiscal 2013. Excluding the impact of the SYSTEM 1 Rebate Program, adjusted Healthcare revenue increased by 17% during the second quarter. Contributing to revenue growth for the quarter, consumable revenue increased 26% and service revenue grew 34%, both driven by recent acquisitions and low-single digit organic growth. Capital equipment revenue grew 3% with growth in

STERIS Corporation

News Announcement

both infection prevention and surgical solutions. As reported, segment operating income was $25.9 million compared with $42.1 million in last year’s second quarter. Adjusted segment operating income increased 14% to $30.3 million in the second quarter of fiscal 2014 compared with $26.7 million in the same period last year. The increase in adjusted segment operating income year-over-year was primarily driven by acquisitions and increased volume, somewhat offset by the Medical Device Excise Tax, increased spending for research and development, and investments in in-sourcing.

Life Sciences second quarter revenue increased 7% to $58.4 million compared with $54.6 million in the second quarter of fiscal 2013. Contributing to the quarter, capital equipment revenue increased 13%, consumable revenue grew 8% and service revenue was flat. Life Sciences operating income was $14.0 million compared with $10.5 million in the same period last year. The improvement in operating income is primarily attributable to improved gross margins, mainly due to favorable product mix, and improved operating leverage.

Fiscal 2014 second quarter revenue for Isomedix Services increased 7% to $47.4 million compared with $44.3 million in the second quarter of fiscal 2013. Revenue benefited from increased volumes from core medical device Customers. Operating income increased to $13.7 million in the quarter compared with $12.7 million in the second quarter of last year, primarily due to the increased volume.

Cash Flow

Net cash provided by operations for the first six months of fiscal 2014 was $80.0 million, compared with $112.0 million in the same period last year. Free cash flow (see note 1) for the first half of fiscal 2014 was $32.9 million, compared with $67.0 million in the first half of last year. The decline in free cash flow is primarily due to payments for the Company’s annual incentive compensation program which did not occur in fiscal 2013, as well as the impact of strong working capital improvements in the prior year.

Dividend Announcement

The Company also announced today that STERIS’s Board of Directors has authorized a quarterly dividend of $0.21 per common share. The dividend is payable December 18, 2013 to shareholders of record at the close of business on November 20, 2013.

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STERIS Corporation

News Announcement

Outlook

Based upon current trends and performance year-to-date, the Company’s outlook for revenue is unchanged at 8-10% growth for fiscal 2014 when compared with adjusted revenue in fiscal 2013. Adjusted earnings per diluted share are now anticipated to be in the lower half of the previously provided range of $2.47 to $2.60 for the full fiscal year. This outlook reflects certain key assumptions, some of which are listed below:

•	Healthcare segment revenue is expected to grow low-double digits.

•	Life Sciences segment revenue is expected to grow mid-single digits.

•	Isomedix segment revenue is expected to grow mid-single digits.

•	The Company has assumed the average forward exchange rates for the U.S. dollar and key international currencies as of September 30, 2013.

•	Adjusted EBIT as a percent of revenue is anticipated to be approximately 15.5%.

•	The adjusted effective tax rate is anticipated to be in the range of 34-35%.

For the full fiscal year 2014, free cash flow (see note 1) is now anticipated to be approximately $130 million, compared with prior expectations of $145 million. The change in free cash flow expectations is primarily due to increased working capital requirements. The Company’s expectations for capital expenditures are unchanged at approximately $90 million, as the Company is continuing to invest in projects within its facilities that are designed to improve quality, reduce cost and add value to the current product offering.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1- 800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

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STERIS Corporation

News Announcement

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern time today, either over the Internet at www.steris-ir.com or via phone by calling 1- 800-677-9149 in the United States and Canada, or 1- 203-369-3408 internationally.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company has approximately 6,000 dedicated employees around the world working together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government Customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

(1) Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future principal debt repayments and growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS defines free cash flow as net cash flows from operating activities less purchases of property, plant, equipment and intangibles plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies. Please see the attached financial tables for a complete reconciliation of these non-GAAP numbers to the nearest GAAP information.

# # #

This press release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this press release, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in this press release, the referenced conference call or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, rebate program,

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STERIS Corporation

News Announcement

transition, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products, the consent decree, the transition or rebate program, or the class action settlement, are summaries only and should not be considered the specific terms of the decree, settlement, program or product clearance or literature. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications or business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the April 20, 2010 consent decree, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (d) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments, or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with our business, industry or initiatives including, without limitation, the consent decree, the transition from the SYSTEM 1 processing system and adjustments to related reserves, or those matters described in our Form 10-K for the year ended March 31, 2012 and other securities filings, may adversely impact Company performance, results, prospects or value, (g) the possibility that anticipated financial results or benefits of recent acquisitions will not be realized or will be other than anticipated, (h) the effect of the contraction in credit availability, as well as the ability of our Customers and suppliers to adequately access the credit markets when needed, and (i) those risks described in our securities filings including our Annual Report on Form 10-K for the year ended March 31, 2013, and other securities filings.

Contact: Julie Winter, Director, Investor Relations at 440-392-7245.

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STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$383,762	$335,921	$751,414	$672,881
SYSTEM 1 Rebate Program	—	20,400	—	20,400

Revenues, net	383,762	356,321	751,414	693,281
Cost of revenues	229,256	204,300	450,062	404,008
Cost of revenues - SYSTEM 1 Rebate Program	—	(1,100)	—	(1,100)

Gross profit	154,506	153,121	301,352	290,373
Operating expenses:
Selling, general, and administrative	90,661	81,040	184,590	160,814
Research and development	13,527	9,852	25,380	19,164
Restructuring expense	18	(48)	70	(184)

Total operating expenses	104,206	90,844	210,040	179,794

Income from operations	50,300	62,277	91,312	110,579
Non-operating expense, net	4,642	3,375	9,381	6,088
Income tax expense	15,915	18,757	19,871	33,992

Net income	$29,743	$40,145	$62,060	$70,499

Earnings per common share (EPS) data:
Basic	$0.50	$0.69	$1.05	$1.21

Diluted	$0.50	$0.68	$1.04	$1.20

Cash dividends declared per common share outstanding	$0.21	$0.19	$0.40	$0.36
Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	59,027	58,264	59,016	58,088
Diluted number of common shares outstanding	59,762	58,792	59,776	58,552

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	September 30,	March 31,
	2013	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$163,794	$142,008
Accounts receivable, net	260,379	275,937
Inventories, net	155,661	144,443
Other current assets	50,864	51,552

Total Current Assets	630,698	613,940
Property, plant, and equipment, net	448,199	431,952
Goodwill and intangible assets, net	698,996	704,424
Other assets	10,609	10,793

Total Assets	$1,788,502	$1,761,109

Liabilities and Equity
Current liabilities:
Accounts payable	$82,148	$79,374
Other current liabilities	115,335	139,463

Total Current Liabilities	197,483	218,837
Long-term debt	508,520	492,290
Other liabilities	91,218	103,002
Equity	991,281	946,980

Total Liabilities and Equity	$1,788,502	$1,761,109

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$277,332	$236,420	$536,220	$465,934
SYSTEM 1 Rebate Program	—	20,400	—	20,400

Healthcare, net	277,332	256,820	536,220	486,334
Life Sciences	58,382	54,577	118,297	115,073
STERIS Isomedix Services	47,411	44,284	95,635	90,340

Total Reportable Segments	383,125	355,681	750,152	691,747
Corporate and Other	637	640	1,262	1,534

Total Segment Revenues	$383,762	$356,321	$751,414	$693,281

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Operating Income:
Healthcare	$25,926	$42,147	$40,873	$64,877
Life Sciences	14,041	10,549	26,580	22,403
STERIS Isomedix Services	13,712	12,667	28,430	28,245

Total Reportable Segments	53,679	65,363	95,883	115,525
Corporate and Other	(3,379)	(3,086)	(4,571)	(4,946)

Total Operating Income	$50,300	$62,277	$91,312	$110,579

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Six Months Ended
	September 30,
	2013	2012
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$62,060	$70,499
Non-cash items	45,163	44,395
Change in Accrued SYSTEM 1 Rebate Program and class action settlement	(248)	(42,619)
Changes in operating assets and liabilities	(26,930)	39,748

Net cash provided by operating activities	80,045	112,023
Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(47,110)	(45,062)
Proceeds from sale of property, plant, equipment and intangibles	8	22
Investments in businesses, net of cash acquired	(115)	(276,595)

Net cash used in investing activities	(47,217)	(321,635)
Financing Activities:
Payments on long-term obligations, net	(30,000)	—
Proceeds under credit facilities, net	46,230	224,340
Deferred financing fees and debt issuance costs	(43)	—
Repurchases of common shares	(18,653)	(2,688)
Cash dividends paid to common shareholders	(23,644)	(20,946)
Stock option and other equity transactions, net	9,159	11,709
Tax benefit from stock options exercised	1,462	1,772

Net cash provided by and used in financing activities	(15,489)	214,187
Effect of exchange rate changes on cash and cash equivalents	4,447	1,213

Decrease in cash and cash equivalents	21,786	5,788
Cash and cash equivalents at beginning of period	142,008	150,821

Cash and cash equivalents at end of period	$163,794	$156,609

The following table presents a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments and growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Six Months Ended
	September 30,
	2013	2012
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$80,045	$112,023
Purchases of property, plant, equipment, and intangibles, net	(47,110)	(45,062)
Proceeds from the sale of property, plant, equipment, and intangibles	8	22

Free Cash Flow	$32,943	$66,983

Twelve Months Ended
March 31,
2014
(Outlook)
Calculation of free cash flow for outlook:
Cash flows from operating activities	$220,000
Purchases of property, plant, equipment, and intangibles, net	(90,000)

Free Cash Flow	$130,000

STERIS Corporation

Non-GAAP Earnings Per Share and Outlook

The Company has referred to an adjusted financial measure regarding the results of operations excluding certain items to provide meaningful comparative analysis between the periods. This financial measure is considered to be a “non-GAAP financial measure” under Securities Exchange Commission rules. Reconciliation of the financial measure to its nearest GAAP financial measure is provided in the table below.

	Three months ended September 30,		Six months ended September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Income per diluted share	$0.50	$0.68	$1.04	$1.20
Impact of SYSTEM 1 Rebate Program and class action settlement, net of tax	—	(0.22)	—	(0.22)
Tax benefit, European restructuring	—	—	(0.15)	—
Inventory “step up” to fair value, net of tax	—	0.01	—	0.01
Amortization and impairment of purchased intangible assets, net of tax	0.04	0.02	0.08	0.03
Acquisition related transaction and integration expenses, net of tax	0.01	0.04	0.01	0.04

Adjusted net income per diluted share	$0.55	$0.53	$0.98	$1.06

Twelve months ended March 31, 2014
(Outlook)*
Net Income per diluted share	$2.42 - $2.55
Tax benefit, European restructuring	(0.15)
Amortization and impairment of purchased intangible assets, net of tax	0.18
Acquisition related transaction and integration expenses, net of tax	0.02

Adjusted net income per diluted share	$2.47 - $2.60

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Financial Measures

(In thousands, except per share data)

The Company has referred to certain adjusted financial measures regarding the results of operations excluding certain items to provide meaningful comparative analysis between the periods. These financial measures are considered to be “non-GAAP financial measure” under Securities Exchange Commission rules. Reconciliation of each financial measure to its nearest GAAP financial measure is provided in the table below.

	Three months ended		Six months ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$383,762	$356,321	$751,414	$693,281
Impact of SYSTEM 1 Rebate Program	—	(20,400)	—	(20,400)

Adjusted revenues	$383,762	$335,921	$751,414	$672,881

Gross Profit	$154,506	$153,121	$301,352	$290,373
Impact of SYSTEM 1 Rebate Program	—	(21,500)	—	(21,500)
Amortization of inventory “step up” to fair value	—	747	—	846
Restructuring	—	—	—	—

Adjusted gross profit	$154,506	$132,368	$301,352	$269,719

Operating income	$50,300	$62,277	$91,312	$110,579
Impact of SYSTEM 1 Rebate Program	—	(21,500)	—	(21,500)
Amortization of inventory “step up” to fair value	—	747	—	846
Amortization and impairment of purchased intangible assets	4,067	2,256	8,357	3,281
Acquisition related transaction and integration costs	633	3,448	1,341	3,555
Restructuring	18	(48)	70	(184)

Adjusted operating income	$55,018	$47,180	$101,080	$96,577

Net income	$29,743	$40,145	$62,060	$70,499
Impact of SYSTEM 1 Rebate Program, net of tax	—	(13,115)	—	(13,115)
Amortization of inventory “step up” to fair value, net of tax	—	456	—	516
Amortization and impairment of purchased intangible assets, net of tax	2,481	1,376	5,098	2,001
Acquisition related transaction and integration costs	386	2,103	818	2,169
Tax benefit, European restructuring	—	—	(9,245)	—
Restructuring, net of tax	11	(30)	43	(112)

Adjusted net income	$32,621	$30,935	$58,774	$61,958

Healthcare revenues	$277,332	$256,820	$536,220	$486,334
Impact of SYSTEM 1 Rebate Program	—	(20,400)	—	(20,400)

Adjusted Healthcare revenues	$277,332	$236,420	$536,220	$465,934

Healthcare capital revenues	$116,331	$132,936	$218,005	$247,369
Impact of SYSTEM 1 Rebate Program	—	(20,400)	—	(20,400)

Adjusted Healthcare capital revenues	$116,331	$112,536	$218,005	$226,969

Healthcare operating income	$25,926	$42,147	$40,873	$64,877
Impact of SYSTEM 1 Rebate Program	—	(21,500)	—	(21,500)
Amortization of inventory “step up” to fair value	—	747	—	846
Amortization and impairment of purchased intangible assets	3,728	1,859	7,675	2,484
Acquisition related transaction and integration costs	633	3,448	1,341	3,555
Restructuring	18	(48)	70	(184)

Adjusted healthcare operating income	$30,305	$26,653	$49,959	$50,078

Capital revenues	$135,303	$149,676	$259,197	$288,094
Impact of SYSTEM 1 Rebate Program	—	(20,400)	—	(20,400)

Adjusted capital revenues	$135,303	$129,276	$259,197	$267,694

United States revenues	$297,650	$271,788	$586,003	$534,192
Impact of SYSTEM 1 Rebate Program	—	(20,400)	—	(20,400)

Adjusted United States revenues	$297,650	$251,388	$586,003	$513,792

STERIS Corporation

Unaudited Supplemental Financial Data

Second Quarter Fiscal 2014

As of September 30, 2013

	FY 2014	FY 2013	FY 2014	FY 2013
Total Company Revenues	Q2	Q2	YTD	YTD
Capital	$135,303	$149,676	$259,197	$288,094

Adjusted capital revenues (1)	135,303	129,276	259,197	$267,694
Consumables	100,006	81,974	199,040	157,309
Service	148,453	124,671	293,177	247,878

Total Recurring	248,459	206,645	492,217	405,187

Total Revenues	$383,762	$356,321	$751,414	$693,281

Adjusted total revenues (1)	$383,762	$335,921	$751,414	$672,881

United States Revenues	$297,650	$271,788	$586,003	$534,192
Adjusted United States Revenues (1)	297,650	251,388	586,003	513,792
United States Revenues as a % of Total	78%	75%	78%	76%
International Revenues	$86,112	$84,533	$165,411	$159,089
International Revenues as a % of Total	22%	25%	22%	24%

Segment Data	Q2	Q2	YTD	YTD
Healthcare
Revenues
Capital	$116,331	$132,936	$218,005	$247,369
Adjusted Capital (1)	$116,331	$112,536	$218,005	$226,969
Consumables	79,938	63,422	158,501	119,754
Service	81,063	60,462	159,714	119,211

Total Recurring	161,001	123,884	318,215	238,965

Total Healthcare Revenues	$277,332	$256,820	$536,220	$486,334

Adjusted Total Healthcare Revenues (1)	$277,332	$236,420	$536,220	$465,934
Operating Income	25,926	42,147	40,873	64,877

Adjusted Operating Income (1)	30,305	26,653	49,959	50,078
Life Sciences
Revenues
Capital	$18,972	$16,740	$41,192	$40,725
Consumables	20,068	18,552	40,539	37,555
Service	19,342	19,285	36,566	36,793

Total Recurring	39,410	37,837	77,105	74,348

Total Life Sciences Revenues	$58,382	$54,577	$118,297	$115,073

Operating Income	14,041	10,549	26,580	22,403

Isomedix Services
Revenues	$47,411	$44,284	$95,635	$90,340
Operating Income	13,712	12,667	28,430	28,245

Corporate and Other
Revenues	$637	$640	$1,262	$1,534
Operating Income (Loss)	(3,379)	(3,086)	(4,571)	(4,946)

Other Data	Q2	Q2	YTD	YTD
Healthcare Backlog	$133,375	$119,249	$133,375	$119,249
Life Sciences Backlog	47,813	50,573	47,813	50,573

Total Backlog	$181,188	$169,822	$181,188	$169,822
Free Cash Flow	$21,979	$21,241	$32,943	$66,983
Net Debt	$344,726	$277,731	$344,726	$277,731

(1)	The Company has referred to certain adjusted financial measures regarding the results of operations excluding certain items to provide meaningful comparative analysis between the periods. These financial measures are considered to be “non-GAAP financial measure” under Securities Exchange Commission rules. Reconciliation of each financial measure to its nearest GAAP financial measure is provided in the table below.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.